EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

FOR IMMEDIATE RELEASE
Media Contacts:
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610
Jocelyn F. Seidenfeld, Jocelyn.F.Seidenfeld@aexp.com, +1.212.640.0555

Investors/Analysts Contacts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, +1.212.640.5574
Melanie L. Michel, Melanie.L.Michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS THIRD-QUARTER REVENUE OF $8.8 BILLION AND
EARNINGS PER SHARE OF $1.30

(Millions, except percentages and per share amounts)

	Quarters Ended September 30,		Percentage Inc/(Dec)	Quarters Ended June 30,		Percentage Inc/(Dec)
	2020	2019		2020	2019
Total Revenues Net of Interest Expense	$8,751	$10,989	(20)	$7,675	$10,838	(29)
Total Provisions for Credit Losses	$665	$879	(24)	$1,555	$861	81
Net Income	$1,073	$1,755	(39)	$257	$1,761	(85)
Diluted Earnings Per Common Share [1]	$1.30	$2.08	(38)	$0.29	$2.07	(86)
Average Diluted Common Shares Outstanding	805	827	(3)	805	836	(4)

New York – October 23, 2020 – American Express Company (NYSE: AXP) today reported third-quarter net income of $1.1 billion, or $1.30 per share, compared with net income of $1.8 billion, or $2.08 per share, a year ago.
“While our business continues to be significantly affected by the impacts of the pandemic, our third quarter results have increased our confidence that our strategy for managing through the current environment is the right one,” said Stephen J. Squeri, Chairman and Chief Executive Officer.

“Since the lows of mid-April, we have seen a steady recovery in our overall spending volumes. In fact, we had positive year-over-year growth in non-T&E spending, which has long accounted for the large majority of our overall volumes. While credit remains strong, with delinquencies and net write-offs at the lowest levels we have seen in a few years, we remain cautious about the direction of the pandemic and its impacts on the economy, which is reflected in our reserve levels.
“The investments we have made to enhance our value propositions have yielded strong results, driving spending and loyalty, and our voluntary attrition rates on our proprietary products remain lower than last year. We're also expanding our largest ever Shop Small campaign to support small merchants in 18 countries and territories. In addition, we have begun to selectively increase our customer acquisition activities while continuing to invest for the long term, such as expanding our commercial offerings through our recent acquisition of financial technology company Kabbage, as well as officially launching our network in mainland China. Additionally, we have maintained a robust liquidity position and capital ratios well above targets.
“We recognize that the road ahead continues to be uncertain, but we are confident that the steps we are taking will enable us to exit this crisis in a strong position and maximize value for our stakeholders over the long term.”
Third-quarter consolidated total revenues net of interest expense were $8.8 billion, down 20 percent from $11.0 billion a year ago. The quarter primarily reflected declines in Card Member spending and the average discount rate compared to the prior year.
Consolidated provisions for credit losses were $665 million, down 24 percent from $879 million a year ago. The decrease primarily reflected a modest reserve release and lower net write-offs.2 Total credit reserve levels at the end of the third quarter were generally consistent with second-quarter levels.
Consolidated expenses were $6.7 billion, down 14 percent from $7.8 billion a year ago. The decrease primarily reflected significantly lower customer engagement costs due to the decline in Card Member spending and lower usage of travel-related Card Member benefits, partially offset by investments in value proposition enhancements for many of the company’s card products, as well as expenses related to the largest ever Shop Small campaign.
The consolidated effective tax rate was 21.3 percent, down from 22.6 percent a year ago.
Global Consumer Services Group reported third-quarter net income of $855 million, compared with $991 million a year ago.
Total revenues net of interest expense were $5.2 billion, down 16 percent from $6.2 billion a year ago. The decrease primarily reflected declines in Card Member spending and loan volumes compared to the prior year.
Provisions for credit losses totaled $412 million, down 37 percent from $653 million a year ago. The decrease primarily reflected a modest reserve release and lower net write-offs.
Total expenses were $3.7 billion, down 14 percent from $4.3 billion a year ago. The decrease primarily reflected significantly lower customer engagement costs due to a decline in Card Member spending and lower usage of travel-related Card Member benefits, partially offset by investments in the previously mentioned value proposition enhancements and expenses related to the Shop Small campaign.
Global Commercial Services reported third-quarter net income of $220 million, compared with net income of $568 million a year ago.
Total revenues net of interest expense were $2.5 billion, down 23 percent from $3.3 billion a year ago, primarily reflecting a decline in Card Member spending.
Provisions for credit losses totaled $250 million, up 13 percent from $222 million a year ago, driven by a slight reserve build.
Total expenses were $2.0 billion, down 14 percent from $2.4 billion a year ago. The decrease primarily reflected lower client incentives and other customer engagement costs due to a decline in Card Member spending.
Global Merchant and Network Services reported third-quarter net income of $263 million, compared with $523 million a year ago.

Total revenues net of interest expense were $1.1 billion, down 27 percent from $1.6 billion a year ago. The decrease primarily reflected declines in Card Member spending and the average discount rate compared to the prior year.
Total expenses were $780 million, down 8 percent from $845 million a year ago, driven by lower network partner payments due to a decline in Card Member spending.
Corporate and Other reported a third-quarter net loss of ($265) million, compared with a net loss of ($327) million a year ago.
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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $7 million and $11 million for the three months ended September 30, 2020 and 2019, respectively, and $2 million and $13 million for the three months ended June 30, 2020 and 2019, respectively, and (ii) dividends on preferred shares of $16 million and $21 million for the three months ended September 30, 2020 and 2019, respectively, and $17 million and $19 million for the three months ended June 30, 2020 and 2019, respectively.
2
Reserve build (release) represents the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition and credit quality of portfolios. Reserve build represents the amount by which the provisions for credit losses exceeds net write-offs, while reserve release represents the amount by which net write-offs exceed the provisions for credit losses.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.
Source: American Express Company
Location: Global
This earnings release should be read in conjunction with the company’s statistical tables for the third quarter 2020, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss third-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•uncertainty regarding the duration, extent and severity of the pandemic; a further deterioration in global economic and business conditions and consumer and business spending generally; an inability or unwillingness of Card Members to pay amounts owed to the company; insufficient governmental stimulus and relief programs to address the impact of the pandemic; prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, both of which could further exacerbate the effects on business activity and the company’s Card Members, partners and merchants; health concerns associated with the pandemic continuing to affect consumer behavior, spending levels and preferences, and travel patterns and demand even after government restrictions are lifted and economies reopen; an inability of the company to manage risk in an uncertain environment; market volatility, changes in capital and credit market conditions and the availability and cost of capital; issues impacting brand perceptions and the company’s reputation; and an inability of business partners to meet their obligations to the company and the company’s customers due to slowdowns or disruptions in their businesses, bankruptcy or liquidation, or otherwise;
•future credit performance, which will depend in part on macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; collections capabilities; the enrollment in, and effectiveness of, hardship programs and troubled debt restructurings; the availability of government stimulus programs for borrowers; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;
•net interest income and the amount of loans outstanding being higher or lower than current expectations, which will depend on the behavior of Card Members and their actual spending and borrowing patterns, the company’s ability to manage risk and enhance the Card Member value propositions, and changes in interest rates and the company’s cost of funds;
•the actual amount to be spent on marketing, which will be based in part on continued changes in macroeconomic conditions and business performance; management’s assessment of competitive opportunities and the receptivity of Card Members and prospective customers to advertising initiatives; and management’s ability to realize efficiencies and optimize investment spending;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by Card Members’ interest in the value propositions offered by the company; further enhancements to product benefits to make them attractive to Card Members, potentially in a manner that is not cost effective; Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories) and the redemption of rewards and offers (including travel redemptions); the costs related to reward point redemptions; and new and renegotiated contractual obligations with business partners;
•the ability of the company to control its operating expenses, which could be impacted by, among other things, the company’s inability to balance expense control and investments in the business; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; an inability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence; restructuring activity; higher-than-expected cyber, fraud or compliance expenses or consulting, legal and other professional fees, including as a result of increased litigation or internal and regulatory reviews; the level of M&A activity and related expenses; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; the impact of changes in foreign currency exchange rates on costs; and greater than expected inflation;

•net card fees not growing consistent with current expectations, which could be impacted by, among other things, the further deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher attrition rates; Card Members continuing to be attracted to the company’s premium card products and the pace of Card Member acquisition activity; and the company’s inability to address competitive pressures and implement its strategies and business initiatives, including introducing new and enhanced benefits and services that are designed for the current environment;
•a further decline of the average discount rate, including as a result of further changes in the mix of spending by location and industry, merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•changes affecting the company’s plans regarding the return of capital to shareholders, including its intention to maintain its current quarterly common share dividend for the fourth quarter of 2020, subject to approval by the company’s Board of Directors, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and approval of the company’s capital plans by the Federal Reserve; the company’s results of operations and financial condition; the company’s credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand and agent relationships in the EU; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand;
•changes in the financial condition and creditworthiness of the company’s business partners, such as bankruptcies, restructurings or consolidations, including cobrand partners and merchants that represent a significant portion of the company’s business, such as the airline industry, or partners in GNS or financial institutions that the company relies on for routine funding and liquidity, which could materially affect the company’s financial condition or results of operations; and
•factors beyond the company’s control such as resurgences of COVID-19 cases, severe weather conditions, natural and man-made disasters, power loss, disruptions in telecommunications, or terrorism, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2020 and the company’s other reports filed with the Securities and Exchange Commission.